Exhibit 10.3

$500,000.00	Date:7th September 2010

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned FOUR RIVERS BIOENERGY, INC. AND FOUR RIVERS REAL ESTATE, INC. (“the Borrower”) of 1637 Shar Cal Road, Calvert City, KY 42029, promises to pay the order of STRATEGY FUNDING, LLC., (the ”Lender”), of 329 North 5th Street, Paducah, KY 42002-7766, the principal sum of Five Hundred Thousand Dollars ($500,000.00).

Interest on said obligation shall accrue as follows:

1) With interest accruing during months 1- 12 at the rate of Twelve (12%) Percent per annum;

2) With interest accruing during months 13 - 36 at the rate of Eighteen Percent (18%);

Monthly payments of interest only on the unpaid balance shall be due on the first day of each month for the prior month=s interest until the maturity date, at which time the entire balance of principal and accrued interest thereon shall be due and payable in full.

Borrower acknowledges that this note is payable to Strategy Funding, LLC., its successors and/or assigns.

The loan may be repaid in whole or in part any time without penalty or early redemption premium.

The parties acknowledge that Borrower may from time to time sell parcels of the real estate secured by the Mortgage.  The first five thousand dollars ($5,000.00) per acre received shall be applied first to the principal and the balance to unpaid interest.  Any proceeds received over $5,000.00 per acre shall be released to Borrower.  The Borrower promises to pay a late payment penalty of ten percent (10%) if the payment is more than ten (10) days after the due date.

It is agreed that time is of the essence with this Promissory Note and in the event the borrower shall fail to pay said note within thirty (30) days after it becomes due and payable, then the lender shall have the option, without notice or demand, to declare all of said indebtedness remaining unpaid to be then and there fully due and payable, or if default be made in the performance of this note or any of the terms and conditions of the mortgage of even date herewith, the holders of this note, may at their option, declare the remainder of said debt due and collectible and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time.

In the event any of the obligations of the Real Estate Mortgage secured hereby or this note become in default and the holder hereof shall employ an attorney to enforce payment thereof or foreclose, then the maker of this note promises to pay, in addition to the obligations secured hereby, such reasonable attorney's fees as may be incurred by the holder to the extent paid or agreed to be paid; however, no fee shall be paid or allowed for a salaried employee of the holder.

Borrower agrees to hereby waive presentment, demand, protest and notice of protest in nonpayment hereof.

This note is secured by a real estate mortgage and assignment of rents of even date herewith.

FOUR RIVERS BIOENERGY, INC.	FOUR RIVERS REAL ESTATE, INC.

/s/ Gary Hudson	/s/ Gary Hudson
BY: Gary Hudson	BY: Gary Hudson
ITS: Senior Vice President	ITS: Senior Vice President

COUNTRY OF ENGLAND

TOWN OF CHESHAM

I certify that on 31 August 2010, came before me Gary Hudson in person and who has produced his USA Passport № 710939947 as a type of identification and stated that he:

(a)

made the attached instrument; and

(b)

who further stated that he was authorized to and did execute this instrument on behalf of and as Senior Vice President of Four Rivers BioEnergy Inc a Nevada company and Four Rivers Real Estate Inc. a Kentucky company (the “Company”), the entity(s) named in this instrument, as his free act and deed of the Company, by virtue of the authority granted by its bylaws and its board of directors.

/s/ Martin D. Silverman

Martin D. Silverman

NOTARY PUBLIC

My commission expires: At death